EXHIBIT 16.1

November 6, 2009

Securities and Exchange Commission

100 F Street, N.E.
Washington, DC 20549

Commissioners:

We have read the statements made by MercadoLibre, Inc. (copy attached), which we understand will be filed with the Securities and Exchange Commission, pursuant to Item 4.01 of Form 8-K, as part of the Form 8-K of MercadoLibre, Inc. dated November 6, 2009. We agree with the statements concerning our Firm in such Form 8-K.

Very truly yours,

Price Waterhouse & Co S.R.L.

/s/ Carlos Martín Barbafina (Partner)